Exhibit 8.1

List of Subsidiaries

Name of Subsidiary (and name under which the subsidiary does business)	Place of Incorporation	Interest held by Okeanis Eco Tankers Corp.

Therassia Marine Corp.	Liberia	100%

Milos Marine Corp.	Liberia	100%

Ios Maritime Corp.	Liberia	100%

Omega One Marine Corp.	Marshall Islands	100%

Omega Two Marine Corp.	Marshall Islands	100%

Omega Three Marine Corp.	Marshall Islands	100%

Omega Four Marine Corp.	Marshall Islands	100%

Omega Five Marine Corp.	Marshall Islands	100%

Omega Six Marine Corp.	Marshall Islands	100%

Omega Seven Marine Corp.	Marshall Islands	100%

Omega Nine Marine Corp.	Marshall Islands	100%

Omega Ten Marine Corp.	Marshall Islands	100%

Omega Eleven Marine Corp.	Marshall Islands	100%

Nellmare Marine Ltd	Marshall Islands	100%

Anassa Navigation S.A.	Marshall Islands	100%

Arethusa Shipping Ltd	Marshall Islands	100%

Moonsprite Shipping Corp.	Marshall Islands	100%

Theta Navigation Ltd	Marshall Islands	100%

Ark Marine S.A.	Marshall Islands	100%

OET Chartering Inc.	Marshall Islands	100%